EXHIBIT 99.02


                                Southern Company
                              Financial Highlights
               (In Millions of Dollars Except Earnings Per Share)



                                                   3 Months Ended December      12 Months Ended December
                                                   -----------------------      ------------------------
                                                     2006           2005          2006            2005
                                                   --------       --------      --------        --------
                                                    (Notes)        (Notes)       (Notes)         (Notes)
Consolidated Earnings-As Reported

(See Notes)
   Retail Business                                  $  128         $   90       $ 1,292         $ 1,251
   Competitive Generation                               71             62           305             270
                                                    ------         ------       -------         -------
     Total                                             199            152         1,597           1,521
   Synthetic Fuels                                       6             12            12              85
   Leasing Business                                      6              7            22              27
   Parent Company and Other                            (23)           (12)          (58)            (42)
                                                    ------         ------       -------         -------
   Net Income - As Reported                         $  188         $  159       $ 1,573         $ 1,591
                                                    ======         ======       =======         =======

   Basic Earnings Per Share - (See Notes)           $ 0.25         $ 0.21       $  2.12         $  2.14

   Operating Revenues                               $3,152         $3,290       $14,356         $13,554
   Average Shares Outstanding (in millions)            745            742           743             744
   End of Period Shares Outstanding (in millions)                                   747             742


                                                   3 Months Ended December      12 Months Ended December
                                                   -----------------------      ------------------------
                                                     2006           2005          2006            2005
                                                   --------       --------      --------        --------

Consolidated Earnings-Excluding Synfuels
(See Notes)
   Net Income - As Reported                         $  188         $  159       $ 1,573         $ 1,591
   Less: Synthetic Fuels                                (6)           (12)          (12)            (85)
                                                    ------         ------       -------         -------
   Net Income-Excluding Synthetic Fuels             $  182         $  147       $ 1,561         $ 1,506
                                                    ======         ======       =======         =======

   Basic Earnings Per Share-Excluding Synfuels      $ 0.25         $ 0.20       $  2.10         $  2.03

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Notes

- Southern Company GAS completed the sale of substantially all of its assets on January 4, 2006 and is included in consolidated earnings in all periods as discontinued operations.
- For the fourth quarter 2006, diluted earnings per share was less than 1 cent.
  For year-to-date 2006, diluted earnings per share was 2 cents. For the fourth quarter 2005, diluted earnings per share was less than 1 cent. For year-to-date 2005, diluted earnings per share was 1 cent.
- Southern Company's synthetic fuel investments did not contribute significantly to Southern Company's earnings and earnings per share for the three months and twelve months ended December 31, 2006. Due to higher oil prices in 2006, such tax credits were partially phased out and one synthetic fuel investment was terminated.
- Certain prior year data has been reclassified to conform with current year presentation.
- Information contained in this report is subject to audit and adjustments and certain classifications may be different from final results published in the Form 10-K.